EXHIBIT 10.19
CHEVRON CORPORATION
ESIP RESTORATION PLAN
(Amended and Restated as of July 1, 2006)

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TABLE OF CONTENTS
(continued)

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EXHIBIT 10.19
CHEVRON CORPORATION
ESIP RESTORATION PLAN
(Amended and Restated as of July 1, 2006)
SECTION 1. INTRODUCTION.
     The ChevronTexaco Corporation ESIP Restoration Plan (the “ESIP-RP”) was established effective July 1, 2002 as a spin out of a portion of the liabilities of the Chevron Corporation Excess Benefit Plan (the “Excess Plan”). The ESIP-RP provides additional retirement benefits to those provided under the Chevron Employee Savings Investment Plan (the “ESIP”) (prior to April 1, 2002, the ESIP was named the ChevronTexaco Employee Savings Investment Plan). In addition, effective as of January 1, 2006 through the effective date of its merger with the ESIP, the ESIP-RP also provided additional retirement benefits to those provided under the Unocal Savings Plan (the “USP”).
     This amended and restated ESIP-RP incorporates certain ESIP-RP changes which occurred subsequent to July 1, 2002, and renames the ESIP-RP the Chevron Corporation ESIP Restoration Plan. From July 1, 2002 through December 31, 2005, this ESIP-RP provided additional retirement benefits to those provided under the ESIP because the ESIP’s benefits are subject to limitations on contributions imposed by sections 401(a)(17) or 415 of the Code and because the ESIP’s definition of Regular Earnings did not include salary deferrals under the Chevron Corporation Deferred Compensation Plan for Management Employees (the “Deferred Compensation Plan”). Prior to January 1, 2006, Participants received credits under this ESIP-RP without regard to whether the Participant deferred any amount to the Deferred Compensation Plan or the ESIP.

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     On August 10, 2005, the Corporation acquired Unocal Corporation and later became the sponsor of the USP. Effective as of January 1, 2006, the ESIP-RP also provides benefits to certain members of the USP as described below.
     Effective as of January 1, 2006, amounts allocated to this ESIP-RP are limited to Participants (including Members of the ESIP and USP) whose compensation exceeds the limitation on compensation that may be taken into account with respect to a qualified retirement plan that is imposed by section 401(a)(17) of the Code (the “Section 401(a)(17) Limitation”) and who elect to defer two percent (2%) or more of their Regular Earnings over this limitation to the Deferred Compensation Plan.
     In addition, this amended and restated ESIP-RP is intended to incorporate changes necessary to comply with section 409A of the Code, to grandfather the provisions of the ESIP-RP that were in effect as of December 31, 2004, and to adopt certain other transitional rules pursuant to guidance issued with respect to section 409A of the Code. In general, this amended and restated plan document is effective as of July 1, 2006, however, certain other provisions, primarily those designed to comply with section 409A of the Code, have earlier effective dates as set forth herein.
SECTION 2. ELIGIBILITY AND PARTICIPATION.
(a)	Eligibility Requirements on or After January 1, 2006. Effective as of January 1, 2006, participation in the ESIP-RP shall be limited to:
(i)	ESIP/USP Members. Members of the ESIP and/or USP (A) who are Employees on or after January 1, 2006; and (B) who contribute two percent (2%) or more of their Regular Earnings above the

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Section 401(a)(17) Limitation to the Deferred Compensation Plan. A Participant shall first become eligible to participate in this ESIP-RP when he or she first completes a valid salary deferral election under the Deferred Compensation Plan.

(ii)	Pre-January 1, 2006 Participants. Any participant in the ESIP-RP who is not described in Section 2(a)(i) as of January 1, 2006 and who had an undistributed accrued benefit under the terms of the ESIP-RP as of December 31, 2005.
(b)	Pre-January 1, 2006 Participation Requirements. The requirements with respect to participation in the ESIP prior to January 1, 2006 are set forth in Section 2 of Appendix A.
SECTION 3. PLAN BENEFITS.
     Plan Benefits under the ESIP-RP consist of the ESIP Restoration Benefit. The ESIP Restoration Benefit is the lump sum value of a Participant’s Stock Units which are credited to a Participant’s “ESIP Restoration Benefit Account.” Stock Units are credited to such Account as described below in Sections 3(a) and (b) and are credited with earnings in accordance with Section 3(c) below.
     In addition to the Stock Units credited to a Participant’s Account as of July 1, 2002, if any, a Participant shall also receive credits of Stock Units as follows:
(a)	July 1, 2002 through December 31, 2005. With respect to the period from July 1, 2002 to December 31, 2005, each Participant in the ESIP-RP was credited with the number of Stock Units determined in accordance with Section 3 of

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Appendix A. This amount was credited with earnings in the same manner as described in Section 3(c) below.

(b)	Post January 1, 2006. Effective January 1, 2006, Participants shall receive an allocation of Stock Units equal to eight percent (8%) of that portion of the Participant’s Regular Earnings in excess of his or her Section 401(a)(17) Limitation for any calendar year, provided the Participant contributes two percent (2%) or more to the Deferred Compensation Plan with respect to that portion of the Participant’s Regular Earnings in excess of his or her Section 401(a)(17) Limitation for that calendar year.

(c)	Earnings. As of the payment date of a cash dividend paid with respect to shares of Chevron Stock, each Participant’s ESIP Restoration Benefit Account shall be credited with the number of Stock Units determined by multiplying the number of Stock Units in such Account on the day prior to the ex-dividend date by the per share amount of such dividend, and by dividing the resulting amount by the average share price obtained in connection with the reinvestment of the dividend in the Chevron stock fund within the ESIP.
SECTION 4. DISTRIBUTION OF PLAN BENEFITS.
     With respect to Stock Units credited to a Participant’s Account (and earnings thereon) on or after January 1, 2005, his or her Plan Benefit attributable to such amounts shall be distributed in cash in accordance with this Section 4. Distributions shall only be made after a Participant incurs a Separation from Service. Except as specifically provided below, distributions with

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respect to a Participant’s Grandfathered Amount shall be distributed in accordance with Section 4 of Appendix A.
(a)	Post January 1, 2005 Default Distribution Forms.
(i)	With respect to any Participant who incurs a Separation from Service between January 1, 2005 and December 31, 2005, unless a Participant made a valid election to the contrary, payment of his or her Plan Benefit shall commence in the first January, April, July or October that is at least twelve (12) months after the date the Participant incurs a Separation from Service and shall be made in ten (10) approximately equal annual installments in cash. All installments after the first installment payment shall be paid in January.

(ii)	With respect to a Participant who incurs a Separation from Service on or after January 1, 2006, unless the Participant has made a valid election to the contrary, payment of his or her Plan Benefit shall be made in a lump sum cash payment as of the first January, April, July or October that is at least twelve (12) months after the date the Participant incurs a Separation from Service.
(b)	Distribution Form Elections.
(i)	A Participant is permitted to make an initial election regarding the timing and form of distribution of his or her Plan Benefit.

The provisions of Section 4(b) of Appendix A shall apply to elections regarding the form or timing of a payment of the Participant’s

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Grandfathered Amount, except that Section 4(b)(i) shall provide: “[p]rior to the last day of the Quarter in which the Employee incurs a Separation from Service, the Participant may request a cash distribution at the time and in the manner described below by filing the prescribed form with the Committee” instead of the language in Section 4(b)(i) of Appendix A.
With respect to Stock Units credited to a Participant’s Account (and earnings thereon) on or after January 1, 2005, the requirements relating to elections regarding the form and timing of payments are based on when the Participant incurs a Separation from Service as follows:
(A)	If the Participant incurs a Separation from Service between January 1, 2005 and December 31, 2005, the Participant may elect a form of distribution no later than 30 days following his or her termination by filing the prescribed form with the Committee which shall provide for the payment of the portion of his or her Plan Benefit subject to this Section 4(b):
(1)	In a lump sum in any January, April, July or October that is at least twelve (12) months after the Participant made his or her distribution election; provided, however, such lump sum payment shall not be made later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service; or

(2)	In fifteen (15) or fewer approximately equal annual installments, commencing in any January, April, July or

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October that is at least twelve (12) months after the Participant made his or her distribution election; provided, however, that such installments shall not commence later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service. All installments after the first installment payment shall be paid in January.
(B)	If the Participant incurs a Separation from Service between January 1, 2006 and December 31, 2006, the Participant may elect his or her time and form of distribution no later than the earlier of the last day of the Quarter in which the Participant incurs a Separation from Service and December 31, 2006. Such an election shall be made by filing the prescribed form with the Committee and shall provide for the payment of the portion of his her Plan Benefits that is subject to this Section 4(b):
(1)	In a lump sum in any January, April, July or October that is at least twelve (12) months after the Participant incurs a Separation from Service; provided, however, such lump sum payment shall not be made later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service; or

(2)	In ten (10) or fewer approximately equal annual installments, commencing in any January, April, July or

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October that is at least twelve (12) months after the Participant incurs a Separation from Service; provided, however, that such installments shall not commence later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service. All installments after the first installment payment shall be paid in January.
(C)	If the Participant incurs a Separation from Service on or after January 1, 2007, the Participant may elect his or her time and form of distribution no later than the later of December 31, 2006 and thirty (30) days after the date the Participant first became eligible under this ESIP-RP. Such an election shall be made by filing the prescribed form with the Committee and shall provide for the payment of that portion of the Participant’s Plan Benefit subject to this Section 4(b):
(1)	In a lump sum in any January, April, July or October that is at least twelve (12) months after the Participant incurs a Separation from Service; provided, however, such lump sum payment shall not be made later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service; or

(2)	In ten (10) or fewer approximately equal annual installments, commencing in any January, April, July or

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October that is at least twelve (12) months after the Participant incurs a Separation from Service; provided, however, that such installments shall not commence later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant incurs a Separation from Service. All installments after the first installment payment shall be paid in January.
(c)	Valuation of Stock Units/Determination of Installment Payments. Notwithstanding anything in Appendix A to the contrary, the valuation of all Stock Units and the determination of the amount of any installment payment shall be governed by the provisions of this Section 4(c) without regard to when such amounts were credited to the Participant’s Account.
(i)	Prior to January 1, 2006, the amount of a cash payment pursuant to Section 4(a) or (b) attributable to any Account to which Stock Units are credited shall be determined by dividing the number of such Stock Units credited to the Participant’s Account as of the close of the Quarter preceding the distribution date by the number of annual payments remaining to be made, and by converting the resulting number of Stock Units to a cash amount by multiplying such number of Stock Units by the average daily trade price for the leveraged ESOP stock fund within the ESIP as of the last business day of the Quarter preceding the date payment is made under the ESIP-RP.

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(ii)	On or after January 1, 2006, the amount of a cash payment pursuant to Section 4(a) or (b) attributable to any Account to which Stock Units are credited shall be determined by dividing the number of such Stock Units credited to the Participant’s Account as of the first business day of the Quarter in which the distribution is made by the number of annual payments remaining to be made, and by converting the resulting number of Stock Units to a cash amount by multiplying such number of Stock Units by the average daily trade price for the leveraged ESOP stock fund within the ESIP as of the first business day of the Quarter which includes the date payment is made under the ESIP-RP.
(d)	Change of Distribution Form Election. The form and time of distribution (as determined pursuant to Section 4(a) or (b)) may be changed in accordance with the requirements of this Section 4(d) and such additional procedures as may be prescribed by the Committee in its sole discretion. Any change to the time and form of payment of a Participant’s Grandfathered Amount shall be subject to Section 4 of Appendix A. The remaining portion of a Participant’s Plan Benefit shall be subject to the following requirements:
(i)	With respect to any Participant who incurs a Separation from Service between January 1, 2005 and December 31, 2006, such an election shall be valid only if it is made at least twelve (12) months prior to the commencement of his or her original payment date;

(ii)	With respect to any Participant who incurs a Separation from Service on or after January 1, 2007, such an election shall only be valid if it is made

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twelve (12) months prior to the commencement of the original payment date and postpones the commencement of such payment(s) to at least five (5) years after the date the original payment(s) were scheduled to commence. Any such change in a distribution election shall be limited to an election of a lump sum payment or up to ten (10) installments commencing in the first January, April, July or October that complies with the five (5) year rule described above. All installment payments shall be made in cash and, after the first such installment, shall be paid in January; and

(iii)	Effective July 1, 2006, notwithstanding anything in Sections 4(d)(ii) or 5(c) to the contrary, a Participant who has incurred a Separation from Service, or a Beneficiary of a deceased Participant, who has an “unforeseeable emergency” (as defined in section 409A of the Code and the regulations thereunder) may request an immediate lump sum payment of all or any portion of the Participant’s or Beneficiary’s Plan Benefit, provided that such requested amount is reasonably necessary to satisfy such emergency need (as determined by the Committee in accordance with section 409A of the Code and the regulations thereunder). For purposes of determining the number of Stock Units credited to a Participant’s Account, as well as the valuation of these Stock Units with respect to any distribution subject to this Section 4(d)(iii), Section 4(c)(ii) shall apply except that the date the Committee approves the request for such a distribution shall be used instead of the first day of the Quarter.

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For purposes of this ESIP-RP, “payment date” means the date a lump sum is payable or the date the first of a series of installments is payable.
(e)	Cashout Limit. Notwithstanding any other provision of this Section 4, if a Participant’s Plan Benefit (determined separately with respect to the Participant’s Grandfathered Amount and that portion credited to his or her Account on or after January 1, 2005 (and earnings thereon)) is less than $50,000, then such Plan Benefit shall be distributed in accordance with this Section 4(e). For purposes of determining whether a Participant’s Plan Benefit is less than $50,000 and the distribution of that Plan Benefit, the following rules shall apply:
(i)	With respect to that portion of a Participant’s Plan Benefit consisting of his or her Grandfathered Amount, the time and form of benefit rules set forth in Section 4(e) of Appendix A shall govern; and

(ii)	With respect to the remaining portion of a Participant’s Plan Benefit:
(A)	If the Participant incurs a Separation from Service between January 1, 2005 and December 31, 2005, and the Participant’s Plan Benefit attributable to Stock Units credited to his or her Account on or after January 1, 2005 (and earnings thereon) is less than $50,000 as of the end of the Quarter following the Quarter in which the Participant incurs a Separation from Service, then this portion of the Participant’s Plan Benefit shall be distributed in a single sum during the Quarter following the Quarter in which the determination is made that the Plan Benefit is less than $50,000.

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(B)	If the Participant incurs a Separation from Service on or after January 1, 2006, and the Participant’s Plan Benefit attributable to Stock Units credited to his or her Account on or after January 1, 2005 (and earnings thereon) is less than $50,000 as of the first day of the Quarter which is at least twelve (12) months after the date the Participant incurs a Separation from Service, then this portion of the Participant’s Plan Benefit shall be distributed in a single sum during such Quarter.
(f)	Specified Employees. Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of section 409A of the Code), then the commencement of any payments to such Participant which relate to amounts credited to the Participant’s Account on or after January 1, 2005 (and earnings thereon) shall be delayed until the later of (i) six months following the Participant’s Separation from Service; and (ii) the original start date of his or her payments.
SECTION 5. DEATH BENEFITS.
(a)	Amount of Death Benefit. If a Participant dies, the unpaid portion of the Participant’s Grandfathered Amount shall be distributed to the Participant’s Beneficiary in accordance with Section 5 of Appendix A. That portion of a Participant’s Plan Benefit credited to his or her Account on or after January 1, 2005 (and earnings thereon) shall be distributed to the Participant’s Beneficiary in accordance with Section 5(c) below.

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(b)	Beneficiaries. A Participant may designate, in the manner and on the form prescribed by the Committee, one or more Beneficiaries to receive payment of any Plan Benefit hereunder that becomes distributable after the Participant’s death. A Participant may change such designation at any time by filing the prescribed form in the manner established by the Committee. No Beneficiary designation shall be effective until it is filed in accordance with the procedures established by the Committee. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s surviving spouse as Beneficiary if such spouse is then living or, if not, in equal shares to the then living children of the Participant as Beneficiaries or, if none, to the Participant’s estate as Beneficiary.

(c)	Deaths Occurring on or After January 1, 2005. If a Participant who has made a valid election as to the form and timing of the payment of his or her Plan Benefit attributable to amounts credited to the Participant’s Account on or after January 1, 2005 dies, then the Beneficiary shall receive the payment(s) on the date(s) elected by the Participant and at the same time and in the same form as the Participant would have received such payment(s), except that the Beneficiary may request a distribution on account of an unforeseeable emergency as described in Section 4(e)(iii). If such a Participant has not made a valid election as to the time and form of his distribution, then payment shall be made in a lump sum as soon as practicable following the Participant’s death.

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SECTION 6. MISCELLANEOUS.
(a)	Forfeitures. Plan Benefits shall be fully vested at all times. Notwithstanding such vesting, however, unpaid Plan Benefits attributable to Stock Units credited to a Participants’ Account on or before December 31, 2004 (and earnings thereon) shall be subject to Section 6(a) of Appendix A. With respect to Plan Benefits attributable to Stock Units credited to a Participant’s Account on or after January 1, 2005 (and earnings thereon), if the Participant engages in Misconduct the Committee may determine that such unpaid Plan Benefits shall be forfeited and/or that any such Plan Benefits that have been paid to the Participant should be repaid to the Corporation. In addition, if the Participant is indebted to any member of the Affiliated Group, the Committee may determine that the Participant’s unpaid Plan Benefits shall be forfeited to the extent of such indebtedness, and such debt shall be extinguished to the extent of such forfeiture.

(b)	Funding. The ESIP-RP shall be unfunded, and all Plan Benefits shall be paid only from the general assets of the Corporation.

(c)	Tax Withholding. All distributions shall be net of any applicable payroll deductions including, but not limited to, any federal, state or local income tax withholding. In addition, any withholding amount required under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act with respect to a Participant’s Plan Benefit prior to the date a distribution shall be paid through withholding from the Participant’s salary or other income from the Affiliated Group; provided, however, that if such amounts are not withheld in this manner, then these withholdings shall be debited from the Participant’s Plan Benefit.

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(d)	No Employment Rights. Nothing in the ESIP-RP shall be deemed to give any individual a right to remain in the employ of any member of the Affiliated Group nor affect the right of a member of the Affiliated Group to terminate any individual’s employment at any time and for any reason, which right is hereby reserved.

(e)	No Assignment of Property Rights. Except as provided in Section 6(a) with respect to a Participant’s indebtedness to any member of the Affiliated Group, or as may be required by applicable law, or as is described below relating to domestic relations orders, no Plan Benefit or property interest in this ESIP-RP may be assigned (either at law or in equity), alienated, anticipated or subject to attachment, bankruptcy, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 6(e) shall be void. Notwithstanding the foregoing, the creation, assignment or recognition of a right to all or any portion of a Participant’s Plan Benefit hereunder pursuant to an order that would otherwise qualify as a “qualified domestic relations order” (within the meaning of section 414(p) of the Code) if this ESIP-RP were a qualified plan under section 401(a) of the Code, shall not constitute a violation of this Section 6(e).

(f)	Effect of Change in Capitalization on Participant’s Accounts. In the event of a stock split, stock dividend or other change in capitalization affecting Chevron Stock, an appropriate number of Stock Units shall be substituted for, or added to, each Stock Unit then credited on behalf of each Participant’s Account, and such substituted or added Stock Unit shall be subject to the same terms and conditions as the original Stock Unit.

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(g)	Administration. The ESIP-RP shall be administered by the Committee. No member of the Committee shall become a Participant in the ESIP-RP. The Committee shall make such rules, interpretations and computations as it may deem appropriate. The Committee shall have sole discretion to interpret the terms of the ESIP-RP, make any factual findings, and make any decision with respect to the ESIP-RP, including (without limitation) any determination of eligibility to participate in the ESIP-RP, eligibility for a Plan Benefit, and the amount of such Plan Benefit. The Committee’s determinations shall be conclusive and binding on all persons.

(h)	Amendment and Termination. The Corporation expects to continue the ESIP-RP indefinitely. Future conditions, however, cannot be foreseen. Subject to Section 7, the Corporation shall have the authority to amend or to terminate the ESIP-RP at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. In the event of an amendment or termination of the ESIP-RP, the number of Stock Units credited to a Participant’s ESIP Restoration Account shall not be less than the number of Stock Units to which he or she would have been entitled to as of the date of such amendment or termination, as adjusted for subsequent cash dividends as described in Section 3(c).

(i)	Effect of Reemployment. If any Participant who has incurred a Separation from Service is reemployed, such Participant shall continue to receive any amounts attributable to his or her previous employment according to his or her existing distribution schedule under the Excess Plan or this ESIP-RP, as applicable. When

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any reemployed Participant subsequently incurred a Separation from Service, the Participant’s Plan Benefit attributable to such additional service shall be determined and distributed in accordance with this ESIP-RP.

(j)	Excess Plan/Top-Hat Plan Status. To the extent that the ESIP-RP provides a benefit in excess of the limitations on contributions and benefits imposed by section 415 of the Code, the ESIP-RP is intended to be an “excess benefit plan” within the meaning of Section 3(36) of ERISA, that is an unfunded deferred compensation program. Otherwise, the ESIP-RP is intended to be an unfunded deferred compensation program that is maintained “for a select group of management or highly compensated employees” as set forth in Title I of ERISA. The ESIP-RP shall be implemented, administered and interpreted in a manner consistent with this intention.

(k)	Successors and Assigns. The ESIP-RP shall be binding upon the Corporation, its Successors and Assigns. Notwithstanding that the ESIP-RP may be binding upon a Successor or Assign by operation of law, the Corporation shall also require any Successor or Assign to expressly assume and agree to be bound by the ESIP-RP in the same manner and to the same extent that the Corporation would be if no succession or assignment had taken place.

(l)	409A Compliance. This ESIP-RP is intended to comply with section 409A of the Code and shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, in the event there is a failure to comply with section 409A of the Code (or the regulations thereunder), the Committee shall have the discretion to accelerate the time or form of payment of a Participant’s

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Plan Benefit, but only to the extent of the amount required to be included in income as a result of such failure.

(m)	Applicable Law. The ESIP-RP and all rights hereunder shall be interpreted and construed in accordance with ERISA and the Code and, to the extent that state law is not preempted by ERISA, the law of the State of California.
SECTION 7. CHANGE IN CONTROL.
     Notwithstanding any other provisions of the ESIP-RP to the contrary, the provisions of this Section 7 shall apply during the Benefit Protection Period.
(a)	Restrictions on Amendments During Benefit Protection Period. Notwithstanding Section 6(h), except to the extent required to comply with applicable law, no amendment of the ESIP-RP (other than an amendment to reduce or discontinue future allocations under the ESIP-RP after the end of the Benefit Protection Period) that is executed or first becomes effective during the Benefit Protection Period shall:
(i)	Deprive any individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of coverage under the ESIP-RP as constituted at the time of such amendment;

(ii)	Deprive any individual who is a Beneficiary with respect to an individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of any benefit to which he or

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she is entitled on the Benefit Protection Period Commencement Date or may become entitled during the Benefit Protection Period;

(iii)	Reduce the amount of benefits provided under the ESIP-RP below the benefits provided under the ESIP-RP on the day prior to the Benefit Protection Period Commencement Date;

(iv)	Amend Sections 6(k), 7, 8(c), 8(d), 8(e), or 8(bb) of the ESIP-RP; or

(v)	Terminate the ESIP-RP.
(b)	Exception to Section 7(a). Section 7(a) shall not apply to the extent that (i) the amendment or termination of the ESIP-RP is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (ii) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. For purposes of this Section 7, approval shall mean written approval (by a person or entity within the Corporation having the authority to do so) of such amendment or termination.

(c)	Restrictions on Certain Actions Prior to or Following, a Change in Control. Notwithstanding any contrary provisions of the ESIP-RP and except to the extent required to comply with applicable law, (i) any amendment or termination of the

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ESIP-RP which is executed or would otherwise become effective prior to a Change in Control at the request of a third party who effectuates a Change in Control shall not be an effective amendment or termination of the ESIP-RP during the Benefit Protection Period; and (ii) the ESIP-RP shall not be amended at any time if to do so would adversely affect the rights derived under the ESIP-RP from this Section 7 of any individual who is a Participant during the Benefit Protection Period or a Beneficiary with respect to a Participant during the Benefit Protection Period. Furthermore, following a Change in Control, no person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments listed in Section 7(a).

(d)	ESIP Restoration Benefit. Each of a Participant’s Stock Units shall be converted to a dollar amount immediately after a Change in Control in an amount equal to the greater of (i) the highest price per share of Chevron Stock (the “Shares”) paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest closing price of a Share as reported on the New York Stock Exchange, Inc. composite transaction report during the ninety-day period ending on the date of a Change in Control. Thereafter deemed earnings shall be added to the unpaid portion of the total dollar amount of the Participant’s Plan Benefit as if such amounts were invested in the Vanguard Prime Money Market Fund. If for any reason such fund ceases to exist, earnings shall be determined based upon the earnings rate associated with the successor to such fund.

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(e)	Distribution of Plan Benefits. Each Participant’s Plan Benefits shall be distributed in a single lump sum cash payment immediately after the later of the date of the Change in Control or the date the Participant’s incurs a Separation from Service.

(f)	Establishment of a Trust. Notwithstanding anything contained in the ESIP-RP to the contrary, nothing herein shall prevent or prohibit the Corporation from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the ESIP-RP.

(g)	No Forfeitures. A Participant’s Plan Benefit shall not be subject to forfeiture under any circumstances, including any of the circumstances provided in Section 6(a).

(h)	Miscellaneous.
(i)	The provisions of the ESIP-RP shall be deemed severable and the validity or enforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(ii)	The Corporation’s obligation to make the payments and provide the benefits provided for in the ESIP-RP and otherwise to perform its obligation hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Participant or others.

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(iii)	No provision of the ESIP-RP may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Participant and the Corporation. No waiver by either party hereto at any time of breach by the other party hereto of, or compliance with, any condition or provision of this ESIP-RP to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.
SECTION 8. DEFINITIONS.
     Except as provided below, capitalized terms used in the ESIP-RP shall have the same meaning as in the ESIP.
(a)	“Account” or “Accounts” means as to any Participant the separate account maintained in order to reflect his or her interest in the ESIP-RP.

(b)	“Beneficiary” means the person or persons entitled to receive a Participant’s remaining Plan Benefit in the event the Participant dies prior to receiving his or her entire Plan Benefit, as provided in Section 5(b).

(c)	“Benefit Protection Period” means the period commencing on the Benefit Protection Period Commencement Date and terminating two years after the date of a Change in Control.

(d)	“Benefit Protection Period Commencement Date” means the date six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control.

EXHIBIT 10.19
(e)	“Change in Control” means a change in control of the Corporation as defined in Article VI of the Corporation’s By-Laws, as it may be amended from time-to-time. Notwithstanding the foregoing, the distribution provisions set forth in Section 7(e) shall only be triggered to the extent such a change in control also constitutes a “change in control” within the meaning of section 409A of the Code.

(f)	“Chevron Stock” means the common stock of the Corporation.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Management Compensation Committee of the Board of Directors of the Corporation.

(i)	“Composite Transaction Report” means the New York Stock Exchange, Inc. Composite Transaction Report, or such other stock report as the Committee from time to time may designate.

(j)	“Corporation” means Chevron Corporation, a Delaware corporation.

(k)	“Deferred Compensation Plan” means the Chevron Corporation Deferred Compensation Plan for Management Employees.

(l)	“Employee” means an individual who is paid on the U.S. dollar Payroll of a member of the Affiliated Group, but shall not include an individual for any period in which he or she is:
(i)	Compensated for services by a person other than a member of the Affiliated Group and who, at any time and for any reason, is deemed to be an Employee;

EXHIBIT 10.19
(ii)	Not on the Payroll of a member of the Affiliated Group and who, at any time and for any reason, is deemed to be an Employee;

(iii)	A leased employee within the meaning of section 414(n) of the Code, or would be a leased employee but for the period-of-service requirement of section 414(n)(2)(B) of the Code, and who is providing services to any member of the Affiliated Group;

(iv)	If, during any period, a member of the Affiliated Group has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be treated as an Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.
(m)	“ERISA” means the federal Employee Retirement Income Security Act of 1974, as amended.

(n)	“Excess Plan” means the Chevron Corporation Excess Benefit Plan as originally established effective January 1, 1976, amended thereafter from time to time, and effective July 1, 2002 reconstituted to form the Chevron Corporation Retirement Restoration Plan, the Chevron Corporation Supplemental Retirement Plan, and the ESIP-RP.

(o)	“ESIP” means the Chevron Corporation Employee Savings Investment Plan.

(p)	“ESIP-RP” means the Chevron Corporation ESIP Restoration Plan.

(q)	“ESIP Restoration Benefit” means the benefit described in Section 3.

EXHIBIT 10.19
(r)	“ESIP Restoration Benefit Account” means the account described in Section 3.

(s)	“Grandfathered Amount” means that portion, if any, of a Participant’s Plan Benefit which was credited to his or her Account as of December 31, 2004 (and earnings thereon).

(t)	“Misconduct” means with respect to the period prior to March 1, 2005:
(i)	The Participant is dismissed for cause (as determined by the Committee) or otherwise incurs a Separation from Service when a basis for such dismissal exists; or

(ii)	Before or after the Participant incurs a Separation from Service, the Participant engages in any activity which, in the opinion of the Committee, is prejudiced to the interests of any member of the Affiliated Group.
With respect to periods commencing on or after March 1, 2005, “Misconduct” means:
(i)	the Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that a Participant (A) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation or (B) personally and knowingly engaged in practices which materially

EXHIBIT 10.19
contributed to the circumstances that enabled a material noncompliance to occur; or

(ii)	a Participant discloses to others, or takes or uses for his or her own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how or any other proprietary information or intellectual property belonging to a member of the Affiliated Group and obtained by the Participant during the term of his or her employment, whether or not they are the Participant’s work product. Examples of such confidential information or trade secrets include, without limitation, customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that a member of the Affiliated Group intends or expects secrecy to be maintained; or

(iii)	a Participant fails to promptly return all documents and other tangible items belonging to a member of the Affiliated Group in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon the Participant’s Separation from Service, whether pursuant to retirement or otherwise; or

EXHIBIT 10.19
(iv)	a Participant directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with a member of the Affiliated Group at any time during the twelve (12) months following Separation from Service with the Affiliated Group. As used herein, “business in competition” means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by a member of the Affiliated Group at the time of the Participant’s Separation from Service with the Affiliated Group; or

(v)	a Participant fails to inform any new employer, before accepting employment, of the terms of this section and of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to a member of the Affiliated Group and obtained by the Participant during the term of his or her employment with the Affiliated Group; or

(vi)	a Participant induces or attempts to induce, directly or indirectly, any of the Affiliated Group’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for a member of the Affiliated Group, or to breach any contract with a member of the Affiliated Group, in order to work with or for, or enter into a contract with, the Participant or any third party; or

(vii)	a Participant engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of a member of the Affiliated Group; or

EXHIBIT 10.19
(viii)	a Participant committed an act of embezzlement, fraud or theft with respect to the property of a member of the Affiliated Group.

The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth above, and its determination shall be conclusive and binding on all interested persons. Any provision of this Section 8(t) which is determined by a court of competent jurisdiction to be invalid or unenforceable shall be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 8(t).
(u)	“Participant” means a person who is eligible to participate in the ESIP-RP as provided in Section 2.

(v)	“Plan Benefit” means the benefit described in Section 3.

(w)	“Plan Year” means the calendar year.

(x)	“Quarter” means a calendar quarter.

(y)	“Section 401(a)(17) Limitation” means the limitation on the amount of annual compensation that may be taken into account pursuant to section 401(a)(17) of the Code.

(z)	“Separation from Service” means “separation from service” with the Affiliated Group within the meaning of section 409A of the Code.

(aa)	“Stock Units” means the Chevron stock equivalents credited to a Participant’s Account in accordance with Section 3.

EXHIBIT 10.19
(bb)	“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the ESIP-RP) whether by operation of law or otherwise.

(cc)	“USP” means the Unocal Savings Plan.
SECTION 9. GRANDFATHERED PROVISIONS.
     Except as otherwise set forth in this ESIP-RP, the provisions of the ESIP-RP which were in effect on July 1, 2002 are intended to govern a Participant’s Grandfathered Amount. The provisions of this grandfathered portion of the ESIP-RP are set forth in Appendix A.
SECTION 10. EXECUTION
     To record the amendment and restatement of the ESIP-RP to read as set forth herein effective as of July 1, 2006, the Chair of the Management Compensation Committee of the Board of Directors of Chevron Corporation has executed this document on this 2nd day of August, 2006.

CHEVRON CORPORATION

By	/S/ Robert J. Eaton

Chair of Management
Compensation Committee

EXHIBIT 10.19
APPENDIX A
to the
CHEVRON CORPORATION ESIP RESTORATION PLAN
(As Amended and Restated as of July 1, 2006)
CHEVRONTEXACO CORPORATION
ESIP RESTORATION PLAN
(Effective July 1, 2002)

EXHIBIT 10.19
CHEVRONTEXACO CORPORATION
ESIP RESTORATION PLAN
(Effective July 1, 2002)
SECTION 1. INTRODUCTION.
     The Chevron Corporation Excess Benefit Plan (the “Excess Plan”) was originally established effective January 1, 1976, was amended from time to time thereafter, and was last amended and restated effective as of April 1, 2002, at which time the Excess Plan was renamed the ChevronTexaco Corporation Excess Benefit Plan. A portion of the Excess Plan provided additional retirement benefits to the extent that such benefits were not provided under the Chevron Corporation Profit Sharing/Savings Plan (“PS/SP”) because of limitations on contributions that could be made under the PS/SP due to the requirements of sections 401(a)(17) or 415 of the Code, or because the PS/SP’s definition of Regular Earnings did not include salary deferrals under the Chevron Corporation Deferred Compensation Plan for Management Employees, which, effective as of April 1, 2002, was renamed the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees, (the “Deferred Compensation Plan”). Effective as of April 1, 2002, the PS/SP was renamed the ChevronTexaco Employee Savings Investment Plan (the “ESIP”).
     Effective July 1, 2002, the Excess Plan is amended so that the portion of the Excess Plan that provided the additional retirement benefits not payable out of the ESIP as a result of such Code limitations and such salary deferrals to the Deferred Compensation Plan shall now be included in this ChevronTexaco Corporation ESIP Restoration Plan (“ESIP-RP”).

EXHIBIT 10.19
SECTION 2. ELIGIBILITY AND PARTICIPATION.
     Participation in the ESIP-RP shall be limited to:
(a)	ESIP Members. Members of the ESIP who are Employees on or after July 1, 2002 and whose ESIP contributions are reduced due to the requirements of sections 401(a)(17) or 415 of the Code, or on account of salary deferrals under the Deferred Compensation Plan not being recognized as Regular Earnings; and

(b)	Pre-July 1, 2002 Participants. Any participant in the Excess Plan who is not a member of the ESIP as of the date immediately prior to July 1, 2002 who had an undistributed accrued benefit under the terms of the Excess Plan attributable to limitations in the ESIP required by section 401(a)(17) or section 415 of the Code, or on account of the ESIP not recognizing salary deferrals under the Deferred Compensation Plan as Regular Earnings.
SECTION 3. PLAN BENEFITS.
     Plan Benefits under the ESIP-RP shall consist of the ESIP Restoration Benefit. The Committee shall establish an “ESIP Restoration Benefit Account” for each Participant whose share of Company Contributions under the ESIP is reduced for any payroll period on account of limitations required by either section 401(a)(17) or section 415 of the Code, or on account of salary deferrals under the Deferred Compensation Plan not being recognized as Regular Earnings. Stock Units shall be credited to such Account as set forth in (a) and (b) below and credited with earnings in accordance with (c) below. A Participant’s ESIP Restoration Benefit shall be the lump sum value of a Participant’s Stock Units.

EXHIBIT 10.19
(a)	As of July 1, 2002, each Participant shall be credited with the number of Stock Units credited to his or her account under the Excess Plan.

(b)	In addition, as of the close of each payroll period, each Participant’s ESIP Restoration Benefit Account shall be credited with additional Stock Units determined by:
(i)	subtracting the amount of Company Contributions allocated to such Participant’s Accounts under the ESIP for such payroll period from the amount of Company Contributions that would have been allocated to such Participant under the ESIP for such payroll period but for the limitations required by sections 401(a)(17) and 415 of the Code, or because the Participant’s salary deferrals under the Deferred Compensation Plan were not recognized as Regular Earnings, and

(ii)	dividing the resulting amount by the per share price used in allocating the Company Contribution under the ESIP for such payroll period.
Notwithstanding the foregoing, the Participant’s ESIP Restoration Benefit Account shall not be credited with any Stock Units on account of a limitation imposed by section 415 of the Code caused by the termination of the leveraged Employee Stock Ownership Plan (“ESOP”) as described in Section 17.5 of the ESIP.

(c)	As of the payment date of a cash dividend paid with respect to shares of ChevronTexaco Stock, each Participant’s ESIP Restoration Benefit Account shall be credited with the number of Stock Units determined by multiplying the number

EXHIBIT 10.19
of Stock Units in such Account on the day prior to the ex-dividend date by the per share amount of such dividend, and by dividing the resulting amount by the average share price obtained in connection with the reinvestment of the dividend in the ChevronTexaco stock fund within the ESIP.
SECTION 4. DISTRIBUTION OF PLAN BENEFITS.
     A Participant’s Plan Benefit shall be distributed in cash and at such time (or times) as the Committee determines in its sole discretion, but no earlier than the date the Participant ceases to be an Employee. In this regard, the Committee has established the following distribution guidelines:
(a)	Default Distribution Form. Unless the Committee approves a Participant’s distribution request pursuant to Section 4(b) or (e), distribution of the Participant’s Plan Benefit shall commence in the first January, April, July or October that is at least 12 months after the date the Participant ceases to be an Employee and shall be made in ten approximately equal annual installments in cash. All installments after the first shall be paid in January.

(b)	Distribution Form Election.
(i)	No later than 30 days after the date the Employee ceases to be an Employee, the Participant may request a cash distribution at the time and in the manner described below by filing the prescribed form with the Committee:
(A)	In a lump sum in any January, April, July or October after the date the Participant ceases to be an Employee; provided, however, such

EXHIBIT 10.19
lump sum payment shall not be made later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee; or

(B)	In fifteen (15) or fewer approximately equal annual installments, commencing in any January, April, July or October; provided, however, that such installments shall not commence later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee. All installments after the first shall be paid in January.
(ii)	The Participant’s Plan Benefit shall be distributed in accordance with such request unless the Committee in its sole discretion disapproves the Participant’s request or determines that the distribution shall be made at some other time; provided, however, that:
(A)	No distribution may be made pursuant to such request to the extent it would be made within 12 months after the request is filed with the Committee, and

(B)	Any distribution scheduled to be made pursuant to Section 4(a) within the 12-month period after the request is filed with the Committee shall be made notwithstanding such request.
(c)	Valuation of Stock Units/Determination of Installment Payments. The amount of a cash payment pursuant to Section 4(a) or (b) attributable to any Account to which Stock Units are credited shall be determined by dividing the number of

EXHIBIT 10.19
such Stock Units credited to the Participant’s Account as of the close of the Quarter preceding the distribution date by the number of annual payments remaining to be made, and by converting the resulting number of Stock Units to a cash amount by multiplying such number of Stock Units by the average daily trade price for the leveraged ESOP stock fund within the ESIP as of the last business day of the Quarter preceding the date payment is made under the ESIP-RP.

(d)	Change of Distribution Form Election. The time of distribution (as determined pursuant to Section 4(a) or (b)) may only be changed by the Committee in its sole discretion. A Participant may request such a change by describing to the Committee in writing the Participant’s reason for such request. The Committee shall approve such change in its sole discretion only upon a showing of hardship or significantly changed circumstances based on substantial evidence.

(e)	Cashout Limit. Notwithstanding any other provision of this Section 4, if a Participant’s Plan Benefit is less than $50,000 as of the end of the Quarter following the Quarter in which the Participant ceases to be an Employee, such Plan Benefit shall be distributed in a lump sum as soon as reasonably practicable following the last day of such Quarter. This Section 4(e) shall not apply to a Participant who ceased to be an Employee before July 1, 2002.

(f)	Employees Ceasing Employment Prior to July 1, 2002. If a Participant ceased to be an Employee prior to July 1, 2002, such Participant’s Plan Benefit shall be distributed in accordance with the terms of the Excess Plan as in effect on the date

EXHIBIT 10.19
the Participant ceased to be an Employee, except that all of the installment payments after the first installment payment shall be paid in January.

(g)	Acceleration of Payments. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the distribution of any Plan Benefit if it determines that a change in any applicable law may cause the benefit to become currently taxable to any or all Participants.
SECTION 5. DEATH BENEFITS.
(a)	Amount of Death Benefit. If a Participant dies, the unpaid portion of the Participant’s Plan Benefit shall be distributed to the Participant’s Beneficiary in accordance with Section 5(b).

(b)	Beneficiaries. A Participant may designate, in the manner and on the form prescribed by the Committee, one or more Beneficiaries to receive payment of any Plan Benefit hereunder that becomes distributable after the Participant’s death. A Participant may change such designation at any time by filing the prescribed form in the manner established by the Committee. No Beneficiary designation shall be effective until it is filed in accordance with the procedures established by the Committee. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s surviving spouse as Beneficiary if such spouse is then living or, if not, in equal shares to the then living children of the Participant as Beneficiaries or, if none, to the Participant’s estate as Beneficiary. Distributions under this Section 5 will be made in such manner and at such times as the Committee shall

EXHIBIT 10.19
determine in its sole discretion. Unless the Committee directs otherwise, the elections provided in Section 4 may be made by the Beneficiary following the Participant’s death.
SECTION 6. MISCELLANEOUS.
(a)	Forfeitures. Plan Benefits shall be fully vested at all times. Notwithstanding such vesting, however, unpaid Plan Benefits shall be forfeited upon the occurrence of any of the following circumstances:
(i)	The Participant is dismissed for cause (as determined by the Committee) or otherwise ceases to be an Employee when a basis for such dismissal exists;

(ii)	Before or after the Participant ceases to be an Employee, the Participant engages in any activity which, in the opinion of the Committee, is prejudicial to the interests of any member of the Affiliated Group; or

(iii)	The Participant is indebted to any member of the Affiliated Group. In such case, the Plan Benefit shall be forfeited to the extent of such indebtedness and such debt shall be extinguished to the extent of such forfeiture. The Committee in its sole discretion shall determine how and why such forfeiture shall be effected, including the valuation of any Stock Units credited to the Participant’s Account.
(b)	Funding. The ESIP-RP shall be unfunded, and all Plan Benefits shall be paid only from the general assets of the Corporation.

EXHIBIT 10.19
(c)	Tax Withholding. All distributions shall be net of any applicable payroll deductions including, but not limited to, any federal, state or local income tax withholding. In addition, any withholding amount required under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act with respect to a Participant’s Plan Benefit prior to the date a distribution shall be paid through withholding from the Participant’s salary or other income from the Affiliated Group; provided, however, that if such amounts are not withheld in this manner, then these withholdings shall be debited from the Participant’s Plan Benefit.

(d)	No Employment Rights. Nothing in the ESIP-RP shall be deemed to give any individual a right to remain in the employ of any member of the Affiliated Group nor affect the right of a member of the Affiliated Group to terminate any individual’s employment at any time and for any reason, which right is hereby reserved.

(e)	No Assignment of Property Rights. Except as provided in Section 6(a)(iii) with respect to a Participant’s indebtedness to any member of the Affiliated Group, or as may be required by applicable law, or is described below relating to domestic relations orders, no Plan Benefit or property interest in this ESIP-RP may be assigned (either at law or in equity), alienated, anticipated or subject to attachment, bankruptcy, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 6(e) shall be void. Notwithstanding the foregoing, the creation, assignment or recognition of a right to all or any portion of a Participant’s Plan Benefit hereunder pursuant to an order that would otherwise qualify as a “qualified domestic relations order,” (within the meaning of

EXHIBIT 10.19
section 414(p) of the Code) if this ESIP-RP were a qualified plan under section 401(a) of the Code, shall not constitute a violation of this Section 6(e).

(f)	Effect of Change in Capitalization on Participant’s Accounts. In the event of a stock split, stock dividend or other change in capitalization affecting ChevronTexaco Stock, an appropriate number of Stock Units shall be substituted for, or added to, each Stock Unit then credited on behalf of each Participant’s Account, and such substituted or added Stock Unit shall be subject to the same terms and conditions as the original Stock Unit.

(g)	Administration. The ESIP-RP shall be administered by the Committee. No member of the Committee shall become a Participant in the ESIP-RP. The Committee shall make such rules, interpretations and computations as it may deem appropriate. The Committee shall have sole discretion to interpret the terms of the ESIP-RP, make any factual findings, and make any decision with respect to the ESIP-RP, including (without limitation) any determination of eligibility to participate in the ESIP-RP, eligibility for a Plan Benefit, and the amount of such Plan Benefit. The Committee’s determinations shall be conclusive and binding on all persons.

(h)	Amendment and Termination. The Corporation expects to continue the ESIP-RP indefinitely. Future conditions, however, cannot be foreseen. Subject to Section 7, the Corporation shall have the authority to amend or to terminate the ESIP-RP at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. In the event of an amendment or termination of the ESIP-RP, the number of Stock

EXHIBIT 10.19
Units credited to a Participant’s ESIP Restoration Account shall not be less than the number of Stock Units to which he or she would have been entitled to as of the date of such amendment or termination, as adjusted for subsequent cash dividends as described in Section 3(c).

(i)	Effect of Reemployment. If any Participant who has ceased to be an Employee is reemployed, such Participant shall continue to receive any amounts attributable to his or her previous employment according to his or her existing distribution schedule under the Excess Plan or this ESIP-RP, as applicable. When any such reemployed Participant subsequently ceases to be an Employee, the Participant’s Plan Benefit attributable to such additional service shall be determined and distributed in accordance with this ESIP-RP.

(j)	Excess Plan/Top-Hat Plan Status. To the extent that the ESIP-RP provides a benefit in excess of the limitations on contributions and benefits imposed by section 415 of the Code, the ESIP-RP is intended to be an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is an unfunded deferred compensation program. Otherwise, the ESIP-RP is intended to be an unfunded deferred compensation program that is maintained “for a select group of management or highly compensated employees” as set forth in Title I of ERISA. The ESIP-RP shall be implemented, administered and interpreted in a manner consistent with this intention.

(k)	Successors and Assigns. The ESIP-RP shall be binding upon the Corporation, its Successors and Assigns. Notwithstanding that the ESIP-RP may be binding upon

EXHIBIT 10.19
a Successor or Assign by operation of law, the Corporation shall also require any Successor or Assign to expressly assume and agree to be bound by the ESIP-RP in the same manner and to the same extent that the Corporation would be if no succession or assignment had taken place.
SECTION 7. CHANGE IN CONTROL.
     Notwithstanding any other provisions of the ESIP-RP to the contrary, the provisions of this Section 7 shall apply during the Benefit Protection Period.
(a)	Restrictions on Amendments During Benefit Protection Period. Notwithstanding Section 6(h), except to the extent required to comply with applicable law, no amendment of the ESIP-RP (other than an amendment to reduce or discontinue future allocations under the ESIP-RP after the end of the Benefit Protection Period) that is executed or first becomes effective during the Benefit Protection Period shall:
(i)	Deprive any individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of coverage under the ESIP-RP as constituted at the time of such amendment;

(ii)	Deprive any individual who is a Beneficiary with respect to an individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of any benefit to which he or she is entitled on the Benefit Protection Period Commencement Date or may become entitled during the Benefit Protection Period;

EXHIBIT 10.19
(iii)	Reduce the amount of benefits provided under the ESIP-RP below the benefits provided under the ESIP-RP on the day prior to the Benefit Protection Period Commencement Date;

(iv)	Amend Sections 6(k), 7, 8(c), 8(d), 8(e), or 8(x) of the ESIP-RP; or

(v)	Terminate the ESIP-RP.
(b)	Exception to Section 7(a). Section 7(a) shall not apply to the extent that (i) the amendment or termination of the ESIP-RP is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (ii) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. For purposes of this Section 7(b), approval shall mean written approval (by a person or entity within the Corporation having the authority to do so) of such amendment or termination.

(c)	Restrictions on Certain Actions Prior to or Following, a Change in Control. Notwithstanding any contrary provisions of the ESIP-RP and except to the extent required to comply with applicable law, (i) any amendment or termination of the ESIP-RP which is executed or would otherwise become effective prior to a Change in Control at the request of a third party who effectuates a Change in

EXHIBIT 10.19
Control shall not be an effective amendment or termination of the ESIP-RP during the Benefit Protection Period; and (ii) the ESIP-RP shall not be amended at any time if to do so would adversely affect the rights derived under the ESIP-RP from this Section 7 of any individual who is a Participant during the Benefit Protection Period or a Beneficiary with respect to a Participant during the Benefit Protection Period. Furthermore, following a Change in Control, no person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments listed in Section 7(a).

(d)	ESIP Restoration Benefit. Each of a Participant’s Stock Units shall be converted to a dollar amount immediately after a Change in Control in an amount equal to the greater of (i) the highest price per share of ChevronTexaco Stock (the “Shares”) paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest closing price of a Share as reported on the New York Stock Exchange, Inc. composite transaction report during the ninety-day period ending on the date of a Change in Control. Thereafter deemed earnings shall be added to the unpaid portion of the total dollar amount of the Participant’s Plan Benefit as if such amounts were invested in the Vanguard Prime Money Market Fund. If for any reason such fund ceases to exist, earnings shall be determined based upon the earnings rate associated with the successor to such fund.

(e)	Distribution of Plan Benefits. Each Participant’s Plan Benefits shall be distributed in a single lump sum cash payment immediately after the later of the

EXHIBIT 10.19
date of the Change in Control or the date the Participant’s employment with the Affiliated Group terminates.

(f)	Establishment of a Trust. Notwithstanding anything contained in the ESIP-RP to the contrary, nothing herein shall prevent or prohibit the Corporation from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the ESIP-RP.

(g)	No Forfeitures. A Participant’s Plan Benefits shall not be subject to forfeiture under any circumstances, including any of the circumstances provided in Section 6(a).

(h)	Miscellaneous.
(i)	The provisions of the ESIP-RP shall be deemed severable and the validity or enforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(ii)	The Corporation’s obligation to make the payments and provide the benefits provided for in the ESIP-RP and otherwise to perform its obligation hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Participant or others.

(iii)	No provision of the ESIP-RP may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Participant and the Corporation. No waiver by either party

EXHIBIT 10.19
hereto at any time of breach by the other party hereto of, or compliance with, any condition or provision of this ESIP-RP to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.
SECTION 8. DEFINITIONS.
     Except as provided below, capitalized terms used in the ESIP-RP shall have the same meaning as in the ESIP.
(a)	“Account” or “Accounts” means as to any Participant the separate account maintained in order to reflect his or her interest in the ESIP-RP.

(b)	“Beneficiary” means the person or persons entitled to receive a Participant’s remaining Plan Benefit in the event the Participant dies prior to receiving his or her entire Plan Benefit, as provided in Section 5(b).

(c)	“Benefit Protection Period” means the period commencing on the Benefit Protection Period Commencement Date and terminating two years after the date of a Change in Control.

(d)	“Benefit Protection Period Commencement Date” means the date six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control.

(e)	“Change in Control” means a change in control of the Corporation as defined in Article VI of the Corporation’s By-Laws, as it may be amended from time-to-time.

(f)	“ChevronTexaco Stock” means the common stock of the Corporation.

EXHIBIT 10.19
(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Management Compensation Committee of the Board of Directors of the Corporation.

(i)	“Composite Transaction Report” means the New York Stock Exchange, Inc. Composite Transaction Report, or such other stock report as the Committee from time to time may designate.

(j)	“Corporation” means ChevronTexaco Corporation, a Delaware corporation.

(k)	“Deferred Compensation Plan” means the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees.

(l)	“Employee” means an individual who is paid on the U.S. dollar Payroll of a member of the Affiliated Group, but shall not include an individual for any period in which he or she is:
(i)	Compensated for services by a person other than a member of the Affiliated Group and who, at any time and for any reason, is deemed to be an Employee;

(ii)	Not on the Payroll of a member of the Affiliated Group and who, at any time and for any reason, is deemed to be an Employee;

(iii)	A leased employee within the meaning of section 414(n) of the Code, or would be a leased employee but for the period-of-service requirement of section 414(n)(2)(B) of the Code, and who is providing services to any member of the Affiliated Group;

EXHIBIT 10.19
(iv)	If, during any period, a member of the Affiliated Group has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be treated as an Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.
(m)	“ERISA” means the federal Employee Retirement Income Security Act of 1974, as amended.

(n)	“Excess Plan” means the Chevron Corporation Excess Benefit Plan as originally established effective January 1, 1976, amended thereafter from time to time, and last amended and restated effective April 1, 2002, at which time it was renamed the ChevronTexaco Corporation Excess Benefit Plan.

(o)	“ESIP” means the ChevronTexaco Corporation Employee Savings Investment Plan.

(p)	“ESIP-RP” means the ChevronTexaco Corporation ESIP Restoration Plan.

(q)	“ESIP Restoration Benefit” means the benefit described in Section 3.

(r)	“ESIP Restoration Benefit Account” means the account described in Section 3.

(s)	“Participant” means a person who is eligible to participate in the ESIP-RP as provided in Section 2.

(t)	“Plan Benefit” means the benefit described in Section 3.

(u)	“Plan Year” means the calendar year.

EXHIBIT 10.19
(v)	“Quarter” means a calendar quarter.

(w)	“Stock Units” means the ChevronTexaco stock equivalents credited to a Participant’s Account in accordance with Section 3.

(x)	“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the ESIP-RP) whether by operation of law or otherwise.
SECTION 9. EFFECTIVE DATE.
     This amended and restated ESIP-RP is effective as of July 1, 2002. The provisions set forth herein reflect those ESIP-RP provisions in effect as of July 1, 2002 and are not intended to amend or materially modify the provisions of the ESIP-RP on or after October 3, 2004.